EXHIBIT 99.1


      AGREEMENT dated as of July 8, 1999 by and among Banco Espirito Santo de Investimento, S.A., Banco Espirito Santo e Comercial de Lisboa, S.A., ESAF - Espirito Santo Fundos de Pensoes, S.A., Espirito Santo Dealer, S.A. and Espirito Santo Financial Group, S.A. (collectively, the "Shareholders").

                                   WITNESSETH:

      WHEREAS, as of the date of this Agreement, pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the "Act"), the Shareholders may be deemed to have acquired, in the aggregate, beneficial ownership of more than five percent (5%) of the common stock (the "Common Stock"), of FiNET.COM, INC., a Delaware corporation (the "Company");

      WHEREAS, pursuant to Rule 13d-1 of the Act, a Statement on Schedule 13D must be filed by any person who acquires more than five percent (5%) of registered equity securities; and

      WHEREAS, in accordance with Rule 13d-1(k) of the Act, only one such Statement need be filed whenever two or more persons are required to file such a Statement pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such Statement is filed on behalf of each of them.

      NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

      The Shareholders do hereby agree, in accordance with Rule 13d-1(k) under the Act, to file one Statement on Schedule 13D relating to their ownership of the Common Stock, and do hereby further agree that said Statement shall be filed on behalf of each of them. Nothing herein, however, shall be, or shall be deemed to be, an admission that the parties hereto, or any of them, are members of a "group" (within the meaning of Section 13(d) of the Act and the rules and regulations promulgated thereunder) with respect to any securities of the Company.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.


                                    BANCO ESPIRITO SANTO DE INVESTIMENTO,
                                    S.A.


                                    By /s/ Diogo Abreu
                                       ---------------------------------
                                       Name:  Diogo Abreu
                                       Title: Managing Director


                                    BANCO ESPIRITO SANTO E COMERCIAL DE
                                    LISBOA, S.A.


                                    By /s/ Fernando Quintais Lopes
                                       ---------------------------------
                                       Name:  Fernando Quintais Lopes
                                       Title: Secretary


                                    ESAF - ESPIRITO SANTO FUNDOS DE PENSOES,
                                    S.A


                                    By /s/ Rui Vilas
                                       ---------------------------------
                                       Name:  Rui Vilas
                                       Title: Head of Investments


                                    ESPIRITO SANTO DEALER, S.A.


                                    By /s/ Jose Freire
                                       ---------------------------------
                                       Name:  Jose Freire
                                       Title: Member of the Board
                                                of Directors


                                    ESPIRITO SANTO FINANCIAL GROUP, S.A.


                                    By /s/ Augusto De Athayde
                                       ---------------------------------
                                       Name:  Augusto De Athayde
                                       Title: Director/Member of the
                                                 Board of Directors